EXHIBIT 99.1

INFORMATION RELATING TO ITEM 14 – OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses in connection with the issuance and distribution of the securities being registered pursuant to the registration statement on Form S-3, File No. 333-107355, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$12,135
NASD filing fee	15,500
Nasdaq National Market additional listing fee	22,500
Blue sky fees and expenses	10,000
Printing and engraving expenses	60,000
Legal fees and expenses	150,000
Accounting fees and expenses	60,000
Transfer agent and registrar fees	5,000
Miscellaneous	64,865

Total	$400,000